Exhibit 10.6


                         MANAGEMENT CONSULTING AGREEMENT


                         This MANAGEMENT CONSULTING AGREEMENT (the "Agreement"),
                    dated as of February 1, 2001, is entered into by and between 4networld.com, Inc., a Delaware corpora tion, having an address at 900 Third Avenue, Suite 201, New York, New York 10022 (herein after referred to as the "Company") and Catalyst Financial LLC, having an address at 10 South Street, Ridgefield, Connecticut 06877 (hereinafter referred to as the "Consultant").

                         WHEREAS, Company deems it useful and in the best
                    interest of the Company to have the benefit of Consultant's services and experiences as a consultant; and

                         WHEREAS, Consultant has indicated its willingness to
                    provide its services and experiences as a consultant to Company on the terms and conditions set forth herein.

                         NOW, THEREFORE, in consideration of the foregoing, the
                    parties agree as follows:

                         1. Engagement. Company hereby retains the consulting
                    services of Consultant, and Consultant hereby agrees to do and perform consulting services, upon the terms and condi tions set forth herein.

                         2. Duties, Extent of Service. During the Consulting
                    Term (as hereinafter defined) Consultant shall perform and discharge well and faithfully the duties which may be assigned to Consultant from time to time by the Company in connection with the conduct of its business, and Consultant shall be available by telephone or in person at reasonable times to executive officers of the Company. Such services may include but are not limited to manage ment consulting services, strategic business planing, product development, sales and market ing services and the development of strategic business relationships.

                         3. Compensation. For services rendered to the Company
                    by the Consultant pursuant to this Agreement, the Company shall compensate the Consultant as follows:

                    Consulting Fee. The Company shall pay Consultant a monthly fee of ten thousand dollars ($10,000) for services rendered to the Company pursuant to this Agreement (the "Consulting Fee"). The Consulting Fee shall be due and payable to the Consultant in advance on the first day of each month during the term of this of this Agreement.

                         4. Term. The term of this Agreement (the "Consulting
                    Term") shall commence on February 1, 2001, and shall continue until January 31, 2002, at which time this Agreement shall terminate, unless extended by a written agreement duly executed by the parties hereto.

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                         5. Independent Contractor. The parties expressly intend
                    and agree that Consultant is acting as an independent contractor and not as an employee of the Company. Consultant retains sole and absolute discretion, control, and judgment in the manner and means of carrying out the assignment. Consultant understands and agrees that it shall not be entitled to any rights and privileges established for the Company's employees, including but not limited to the following: retirement benefits, medical insurance coverage, life insurance coverage, disability insurance coverage, severance pay benefits, paid vacation and sick pay, overtime pay, or any of them. Consultant understands and agrees that Company will not pay or withhold from the compensation paid to Consultant pursuant to this Agreement any sums customarily paid or withheld for or on behalf of employees for income tax, unemployment insurance, social security, workers' compensation or any other withholding tax, insurance, or payment pursuant to any law or governmental requirement, and all such payments as may be required by law are the sole responsibility of Consultant. Consultant agrees to hold Company harmless against, and indemnify the Company for, any such payments of liabilities for which the Company may become liable with respect to such matters. This Agreement shall not be construed as a partnership agreement. Company shall have no responsibility for any of Consultant's debts, liabilities or other obligations, or for the intentional, reckless, negligent or unlawful acts or omissions of Consultant or Consultant's employees or agents.

                         6. Confidentiality.
                         6.1 Acknowledgment of Proprietary Interest. Consultant
                    recognizes the proprietary interest of the Company in any Trade Secrets of the Company. As used herein, the term "Trade Secrets" includes all of the Company's confidential or proprietary information, including without limitation any confidential information of the Company encompassed in any reports, investigations, experiments, research or developmental work, experimental work, work in progress, drawings, designs, plans, proposals, computer codes, computer programs, computer software, marketing and sales programs, financial projections, cost summaries, pricing formula and all concepts or ideas, materials or information related to the business, products or sales of the Company or the Company's customers which has not previously been released to the public at large by duly authorized representatives of the Company, whether or not such information would be enforceable as a Trade Secret or whether or not the copying of such information would be enjoined or restrained by a court as constituting unfair competi tion. Consultant acknowledges and agrees that any and all Trade Secrets of the Company, learned by Consultant during the course of the engagement by the Company or otherwise, whether developed by Consultant alone or in conjunction with others or otherwise, shall be and is the property of the Company.

                         6.2 Covenant Not to Divulge Trade Secrets. Consultant
                    acknowledges and agrees that Company is entitled to prevent the disclosure of Trade Secrets of the Company. As a portion of the consideration for the engagement of Consultant and for the compensation being paid to Consultant by the Company, Consultant agrees at all times during the Consulting Term and thereafter to hold in the strictest confidence, and not to disclose or allow to be disclosed to any person, firm or corporation, other than to persons engaged by the Company to further the business of the Company, and not to use except in the pursuit of the business of

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                    the Company, Trade Secrets of the Company, without the prior written consent of the Company, including the Trade Secrets developed by Consultant.

                         6.3 Return of Materials at Termination. In the event of
                    any termination of this Agreement, with or without cause, Consultant will promptly deliver to the Company all materials, property, documents, data and other information belonging to the Company or pertaining to Trade Secrets. Consultant shall not take or retain any materials, property, documents or other information, or any reproduction or excerpt thereof, belonging to the Company or containing or pertaining to any Trade Secrets.

                         6.4 Remedies Upon Breach. In the event of any breach of
                    this Agreement by Consultant, the Company shall be entitled, if it so elects, to institute and prosecute proceed ings in any court of competent jurisdiction, either at law or in equity, to enjoin Consultant from violating any of the terms of this Agreement, to enforce the specific performance by Consultant of any of the terms of this Agreement and to obtain damages, or any of the foregoing, but nothing herein contained shall be construed to prevent such remedy or combination of remedies as the Company may elect to invoke. The failure of the Company promptly to institute legal action upon any breach of this Agreement shall not constitute a waiver of that or any other breach hereof.

                         7. Law Governing. This Agreement shall be interpreted
                    and construed in accor dance with the laws and decisions of the State of New York.

                         8. Amendments. No amendment or modification of the
                    terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

                         9. Successors and Assigns. The rights and obligations
                    of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Consultant shall not be entitled to assign any of Consultant's rights or obligations under this Agreement.

                         10. Headings. Descriptive headings are for convenience
                    only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

                         11. Entire Understanding. This Agreement constitutes
                    the entire understand ing between the parties hereto with respect to the engagement of Consultant and may not be changed, modified, altered or terminated except by an agreement in writing executed by the parties hereto. Any waiver by any party of its rights under this Agreement or any breach of this Agreement shall not constitute a waiver of any other rights or of any future breach.

                         IN WITNESS WHEREOF, the parties have executed this
                    Agreement as of the date set forth above.


                    Company: 4networld.com, Inc.


                    By: /s/
                        ----------------------
                        Steven N. Bronson,
                        President



                    Consultant: CATALYST FINANCIAL LLC


                    By: /s/
                        ----------------------
                        Steven N. Bronson,
                        President


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